          As filed with the Securities and Exchange Commission on July 13, 1999.
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           CALIFORNIA                                      77-0223740
           ----------                                      -----------
    (STATE OF INCORPORATION)                            (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)


                                1049 KIEL AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 548-1200
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                RICHARD P. POWERS
      EXECUTIVE VICE PRESIDENT, ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                                1049 KIEL AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 548-1200
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

                              SUSAN J. SKAER, ESQ.
                         GENERAL COUNSEL ASSOCIATES LLP
                               1891 LANDINGS DRIVE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 428-3900



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

========================================================================================================
                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                     Proposed            Proposed
    Title of                     Maximum              Maximum             Maximum
   Securities                     Amount             Offering            Aggregate         Amount of
     to be                        to be              Price Per           Offering         Registration
   Registered                   Registered             Share               Price              Fee
-------------------------  ----------------------  ----------------  -----------------  ----------------
Common Stock, no par
value..................    1,375,000 shares (1)    $10.78125(2)       $14,824,218.75(2)    $ 4,121.13
    TOTAL..............    1,375,000 shares        ---                $14,824,218.75(2)    $ 4,121.13

(1) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the Stock Option Plan, the 1996 Employee Stock Purchase Plan and the Director Stock Option Plan, as of the date of this Registration Statement.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 8, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed by Eclipse Surgical Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 30, 1999;

     (c) Registrant's Definitive Proxy Materials filed with the Commission on June 1, 1999;

     (d) Registrant's Current Report on Form 8-K filed with the Commission on March 26, 1999;

     (e) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     Article IV of the Registrant's Restated Articles of Incorporation and
Article VI of the Registrant's Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by California Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8  EXHIBITS

     Exhibit
     Number    Document
     -------   --------
        4.1    Stock Option Plan (filed as Exhibit 10.2 to the Registration
               Statement on Form S-1, file number 333-03770 and incorporated herein by reference).

        4.2    Director Stock Option Plan (filed as Exhibit 10.3 to the
               Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference).

        4.3    1996 Employee Stock Purchase Plan (filed as Exhibit 10.4 to the
               Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference).

        5.1    Opinion of General Counsel Associates LLP.

       23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

       23.2    Consent of General Counsel Associates LLP (contained in
               Exhibit 5.1 hereto).

       24.1 Power of Attorney (included on the signature page to the Registration Statement; see pages II-5).

ITEM 9.  UNDERTAKINGS

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, ECLIPSE SURGICAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 13, 1999.

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.

                       By: /s/Richard P. Powers
                           -----------------------------
                           Richard P. Powers, Executive Vice President,
                           Administration and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen W. Hill, Richard P. Powers and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 13, 1999 in the capacities indicated.

SIGNATURES                           TITLE
----------                           -----
/s/ Douglas Murphy-Chutorian         Chairman of the Board of Directors
----------------------------
DOUGLAS MURPHY-CHUTORIAN

/s/ Allen W. Hill                    President, Chief Executive Officer and Director
----------------------------         (Principal Executive Officer)
ALLEN W. HILL

/s/ Richard P. Powers                Executive Vice President, Administration and
----------------------------         Chief Financial Officer
RICHARD P. POWERS                    (Principal Financial and Accounting Officer)
                                     and Assistant Secretary

/s/ Alan L. Kaganov                  Director
----------------------------
ALAN L. KAGANOV

/s/ Robert L. Mortensen              Director
----------------------------
ROBERT L. MORTENSEN

/s/ Jack M. Gill                     Director
----------------------------
JACK M. GILL

/s/ Robert C. Strauss                Director
----------------------------
ROBERT C. STRAUSS

/s/ Iain M. Watson                   Director
----------------------------
IAIN M. WATSON


                                  EXHIBIT INDEX

     Exhibit
     Number    Document
     -------   --------
       5.1     Opinion of Counsel as to Legality of Securities Being Registered.

      23.1     Consent of Independent Accountants.

      23.2     Consent of Counsel (contained in Exhibit 5.1 hereto).

      24.2     Power of Attorney (see page 5).